As filed with the Securities and Exchange Commission on July 21, 2000
                                     Registration No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     ______________________

               INTERNATIONAL RECTIFIER CORPORATION

     (Exact name of registrant as specified in its charter)
            ________________________________________

Delaware                                       95-1528961
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                        233 Kansas Street
                  El Segundo, California  90245

       (Address of principal executive offices, zip code)
       Registrant's telephone number, including area code:
                         (310) 322-3331
                         _______________

               INTERNATIONAL RECTIFIER CORPORATION
               1997 EMPLOYEE STOCK INCENTIVE PLAN
                    (Full title of the plan)


                       L. Michael Russell
     Executive Vice President, Secretary and General Counsel
        233 Kansas Street, El Segundo, California  90245
             (Name and address of agent for service)

                 CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
Title of each                          Maximum        Maximum
Class of                               Offering       Aggregate     Amount of
Securities to     Amount to be         Price Per      Offering      Registration
be Registered     Registered           Unit           Price         Fee
--------------------------------------------------------------------------------
Common Stock,    2,000,000 shares<1><2> $61.0625<3> $122,125,000<3>  $32,242<3>
$1.00 par value
================================================================================
<FOOTNOTES>
<1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above and  pursuant to Rule 416(c)
     under the Securities Act of 1933, an indeterminate number of shares and interests in the International Rectifier Corporation 1997 Employee
     Stock Incentive Plan (the "Plan") which by reason of certain events specified in the Plan may become subject to the Plan.

<2>  Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Registrant's Rights Agreement, dated August 14, 1996, as amended, with Chase Mellon Shareholder Services, as Rights
     Agent.

<3>  Pursuant to Rule 457(h), the maximum offering price, per share of Common
     Stock and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 19, 2000, as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.
</FOOTNOTES>

     The Exhibit Index included in this Registration Statement is at page 6.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

Item 3.  Incorporation of Certain Documents by Reference

          The following documents of International Rectifier
Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

          a. Registration Statement No. 333-46901 on Form S-8 as filed on February 26, 1998 relating to the Company's 1997 Employee Stock Incentive Plan.

          b. Registration Statement No. 333-65265 on Form S-8 as filed on October 2, 1998 relating to the Company's 1997 Employee Stock Incentive Plan.

Item 8.  Exhibits

          See the attached Exhibit Index.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 21st day of July, 2000.

                    INTERNATIONAL RECTIFIER CORPORATION

                    By:  /s/ Alexander Lidow
                        ----------------------------------------
                        Alexander Lidow, Chief Executive Officer

          Each person whose signature appears below constitutes and appoints Alexander Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated.

Signature                    Title                         Date
---------                    -----                         ----

/s/ Eric Lidow               Chairman of the Board         July 21, 2000
-------------------------
Eric Lidow

/s/ Alexander Lidow          Chief Executive Officer and   July 21, 2000
-------------------------    Director (Principal Executive
Alexander Lidow              Officer)

/s/ Michael P. McGee         Executive Vice President,     July 21, 2000
-------------------------    Chief Financial Officer
Michael P. McGee             (Principal Financial and
                             Accounting Officer)

/s/ Robert J. Mueller        Executive Vice President      July 21, 2000
-------------------------    and Director
Robert J. Mueller

/s/ Donald S. Burns          Director                      July 21, 2000
-------------------------
Donald S. Burns


/s/ George Krsek             Director                      July 21, 2000
-------------------------
George Krsek


/s/ Derek B. Lidow           Director                      July 21, 2000
-------------------------
Derek B. Lidow


/s/ Minoru Matsuda           Director                      July 21, 2000
-------------------------
Minoru Matsuda


/s/ James D. Plummer         Director                      July 21, 2000
-------------------------
James D. Plummer


/s/ Jack O. Vance            Director                      July 21, 2000
-------------------------
Jack O. Vance


/s/ Rochus E. Vogt           Director                      July 21, 2000
-------------------------
Rochus E. Vogt

                                 EXHIBIT INDEX


Exhibit
Number                   Description
-------                  -----------

5.        Opinion of Counsel to the Company,
          L. Michael Russell (including consent)

23.1.     Form of Consent of PricewaterhouseCoopers
          LLP

23.2.     Form of Consent of Counsel (included in this
          Registration Statement with Exhibit 5)

24.       Power of Attorney (included in this
          Registration Statement under Signatures)